                                                                    Exhibit 99.3



                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

         I hereby consent to my inclusion as a prospective director of Washington Trust Bancorp, Inc. in the Registration Statement on Form S-4 of Washington Trust Bancorp, Inc., including in the Proxy Statement-Prospectus constituting a part thereof, and any amendments thereto.


                                                   /s/ Patrick J. Shanahan, Jr.
                                                   ----------------------------
                                                   Patrick J. Shanahan, Jr.